                                                                     EXHIBIT 4.1


                         CERTIFICATE OF DESIGNATION OF
                    SERIES A CONVERTIBLE PREFERRED STOCK OF
                         YES! ENTERTAINMENT CORPORATION



          The undersigned, Donald D. Kingsborough and Bruce D. Bower, hereby certify that:

          I. They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of YES! Entertainment Corporation, a Delaware corporation (the "Company").
                  -------

          II. The Certificate of Incorporation of the Company authorizes 2,000,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding.

          III. The following is a true and correct copy of the consent duly adopted by the Board of Directors of the Company (the "Board of Directors")
                                                       ------------------
dated March 17, 1997, which constituted all requisite action on the part of the Company for adoption of such consent.

                                  RESOLUTIONS

          WHEREAS, the Board of Directors is authorized to provide for the issuance of shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights and the qualifications, limitations or restrictions thereof;

          WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate a new series of preferred stock, set the number of shares constituting such series and fix the rights, preferences, privileges and restrictions of such series.

          NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates a new series of preferred stock and the number of shares constituting such series and fixes the designations, powers, preferences, rights, qualifications, limitations, restrictions and privileges relating to such series as follows:

          Section 1. Designation, Amount and Par Value.  The series of preferred
                     ---------------------------------
stock shall be designated as the Series A Convertible Preferred Stock (the "Preferred Stock"), and the number of shares so designated shall be 85,000
----------------
(which shall not be subject to increase).  Each
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share of Preferred Stock shall have a par value of $.001 per share and a stated
value of $100 per share (the "Stated Value").
                              ------------

          Section 2.  Dividends.
                      ---------

          (a) Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 6-1/2% per annum, payable, in cash or shares of Common Stock, semi-annually in arrears, but in no event later than the Conversion Date (as hereinafter defined). Notwithstanding the foregoing, the Company may not pay dividends in cash unless it has received the prior written consent of BNY (as defined in Section 7) to such payment, free from the subordination provisions of Section 8. Dividends on the Preferred Stock shall accrue daily commencing the Original Issue Date (as defined in Section 7), and shall be deemed to accrue on such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The party that holds the Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the holders of the Preferred Stock based upon the number of shares held by each holder. Payment of dividends on the Preferred Stock is further subject to the provisions of Section 5(a)(ii).

          (b) Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of dividends (and must deliver cash in respect thereof) on the Preferred Stock if:

              (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to issue such dividends to be paid in shares of Common Stock;

              (ii) the shares of Common Stock to be issued in respect of such dividends are not registered for resale pursuant to an effective registration statement that names the recipient of such dividend as a selling stockholder thereunder;

              (iii) the shares of Common Stock to be issued in respect of such dividends are not listed on the Nasdaq SmallCap Market or Nasdaq National Market and any other exchange or quotation system on which the Common Stock is then listed for trading; or

              (iv) if the recipient thereof is a "Purchaser" under the Purchase Agreement (or an affiliate thereof) and the issuance of such shares would result in such recipient beneficially

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owning more than 4.9% of the issued and outstanding shares of Common Stock provided, however, if ten Business Days shall have elapsed from the date that
--------  -------
the Holder under the Convertible Debentures (as that term is defined in Section
7) shall have declared an Event of Default (as defined thereunder) as having occurred, then the provisions of this clause (iv) shall be null and void, ab
                                                                          --
initio.
------

          (c) So long as any Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7) (except that the Company may (i) repurchase or redeem up to 10,000 shares of Common Stock and (ii) repurchase or redeem shares of Common Stock of an employee upon such employee's termination of employment with the Company), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities unless all dividends on the Preferred Stock for all past dividend periods shall have been paid free of the subordination provisions of Section 8.

          Section 3.  Voting Rights.  Except as otherwise provided herein and as
                      -------------
otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of the Preferred Stock then outstanding, alter or change adversely the powers, preferences or rights given to the Preferred Stock or authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) senior to, prior to or pari passu with the Preferred Stock.

          Section 4.  Liquidation.  Upon any liquidation, dissolution or
                      -----------
winding- up of the Company, whether voluntary or involuntary (a "Liquidation"),
                                                                 -----------
the holders of Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value plus all accrued but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed shall be distributed among the holders of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. Any of a sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 331/3% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies or a reclassification of the Common Stock shall not be treated as a Liquidation, but instead shall be subject to the provisions of
Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Preferred Stock.

          Section 5.  Conversion.
                      ----------

          (a)(i) Each share of Preferred Stock shall be convertible into shares of Common Stock (subject to reduction pursuant to Section 5(a)(ii) and (iii) and to adjustment under Section 5(c)) at the option of the holder in whole or in part at any time and from time to time after the date hereof at the Conversion Ratio (as defined in Section 7). The holder shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the "Holder Conversion Notice").
                                     ---------       ------------------------
Each Holder Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such Holder Conversion Notice by facsimile (the "Holder Conversion Date"). If no Holder
                                     ----------------------
Conversion Date is specified in a Holder Conversion Notice, the Holder Conversion Date shall be the date that the Holder Conversion Notice is deemed delivered pursuant to Section 5(i). Subject to Sections 5(a)(ii) and 5(c) and, as to the holders (or their designees) party to the Purchase Agreement (as defined in Section 7), subject to Section 4.10 of the Purchase Agreement each Holder Conversion Notice, once given, shall be irrevocable. If a holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by such holder with the Holder Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such holder (in the manner within the time set forth in Section 5(c)) a certificate for such number of shares as have not been converted.

          (ii)  Certain Regulatory Approval.  If on the Conversion Date
                ---------------------------
applicable to any conversion of shares of Preferred Stock (A) the Common Stock is then listed for trading on the Nasdaq National Market or, if the rules of the Nasdaq Stock Market are hereafter amended to extend Rule 4460(i) promulgated thereby (or by any successor or replacement provision thereof) to the Nasdaq SmallCap Market, on the Nasdaq SmallCap Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion of all outstanding shares of Preferred Stock and Debentures (as defined in Section 7), together with any shares of Common Stock previously issued upon conversion of Preferred Stock and Debentures, and together with any shares of Common Stock issued in payment of dividends hereunder and interest under the Debentures in shares of Common Stock, would equal or exceed 20% of the number of shares of Common Stock outstanding on the Original Issue Date (the "Issuable Maximum"), and (C) the Company has not
                          ----------------
previously obtained Shareholder Approval (as defined below), then the Company shall issue to the converting holder of the Preferred Stock up to the Issuable Maximum and, with respect to any shares of Common Stock that would be issuable to such holder in respect of the Conversion Notice at issue in excess of the Issuable Maximum, the holder shall have the option to require the Company to either (1) as promptly as possible, but in no event later than 60 days after such Conversion Date, convene a meeting of the holders of the Common Stock and obtain the Shareholder Approval, or (2) redeem, from funds legally available therefor at the time of such redemption, the balance of the Preferred Stock then outstanding, including shares subject to the Conversion Notice at issue at a price per share equal to the product of (i) the average Per Share Market Value for the five (5)

Trading Days immediately preceding (1) the Conversion Date or (2) the date of payment in full by the Company of such redemption price, whichever is greater, and (ii) the Conversion Ratio calculated on the Conversion Date; provided,
                                                                 --------
however, that if the holder has requested that the Company obtain Shareholder
-------
Approval under paragraph (1) above and the Company fails for any reason to obtain such Shareholder Approval within the time period set forth in (1) above, the Company shall be obligated to redeem all of the shares of Preferred Stock then outstanding, including shares subject to the Conversion Notice at issue and not converted as a result of the provisions of this Section, in accordance with the provisions of paragraph (2) above, and in such case the interest contemplated by the immediately succeeding sentence shall be deemed to accrue from the Conversion Date. If the holder has requested that the Company redeem shares of Preferred Stock pursuant to this Section and the Company fails for any reason to pay the redemption price under (2) above within seven days after the Conversion Date or fails to deliver good funds to the Transfer agent for such purpose, the Company will pay interest on such redemption price at a rate of 15% per annum to the converting holder of Preferred Stock, accruing from the Conversion Date until the redemption price plus any accrued interest thereon is paid in full. The entire redemption price, including interest thereon, shall be paid in cash. "Shareholder Approval" means the approval by a majority of the
               --------------------
total votes cast on the proposal, in person or by proxy, at a meeting of the shareholders of the Company held in accordance with the Company's Certificate of Incorporation and by-laws, of the issuance by the Company of shares of Common Stock exceeding the Issuable Maximum as a consequence of the conversion of Preferred Stock into Common Stock at a price less than the greater of the book or market value on the Original Issue Date as and to the extent required pursuant to Rule 4460(i) of the Nasdaq Stock Market (or any successor or replacement provision thereof).


              (ii) If on any Conversion Date under Section 5 or the date of any redemption pursuant to Section 6 (a "Redemption Date") the average Per Share
                                     ---------------
Market Value for the five (5) Trading Days immediately preceding such Conversion Date or Redemption Date, as the case may be, exceeds the Initial Conversion Price (defined in Section 5(d)(i) below) by more than 50%, the Conversion Price otherwise applicable to such conversion or redemption shall be increased by an amount equal to 50% of the difference between (A) the average Per Share Market Value for the five (5) Trading Days immediately preceding such Conversion Date or Redemption Date, as the case may be, less (B) 150% of the Initial Conversion Price.

          (b) At any time on or after the first anniversary of the Original Issue Date, each share of Preferred Stock shall be convertible in whole or in part and from time to time at the option of the Company into shares of Common Stock at the Conversion Ratio; provided, however, that the Company is not
                               --------- --------
permitted to deliver or cause to be delivered a Company Conversion Notice (as defined below) (i) within 10 days of issuing any press release or other public statement relating to such conversion, (ii) prior to the 270th day after the date the Commission shall have declared effective a Registration Statement (as defined in the Amended and Restated Registration Rights Agreement, dated as of March 18, 1997, by and among the Company and the original holders of the Preferred Stock (the "Registration Rights Agreement"))
                      -----------------------------

(an "Underlying Securities Registration Statement"), (iii) at any time that an
     --------------------------------------------
Underlying Securities Registration Statement is not then effective, (iv) if the shares of Common Stock issuable upon such conversion are not then listed for trading on the Nasdaq National Market or Nasdaq SmallCap Market, (v) if the Company shall not have duly reserved for issuance to the holders of the Preferred Stock a sufficient number of shares of Common Stock to issue upon such conversion or (vi) such conversion shall not contravene Section 5(a)(ii). The Company shall effect such conversion by delivering or causing to be delivered to the holders of the Preferred Stock a written notice in the form attached hereto as Exhibit B (the "Company Conversion Notice"), which Company Conversion Notice,
   ---------       -------------------------
once given, shall be irrevocable. Each Company Conversion Notice shall specify the number of shares of Preferred Stock required by the Company to be converted. The Company shall deliver or cause to be delivered such Company Conversion Notice at least two (2) Trading Days before the date of conversion indicated in the Company Conversion Notice (such date is hereinafter referred to as the "Company Conversion Date"). Any such conversion shall be effected on a pro rata
 -----------------------
basis among all holders of shares of Preferred Stock. Upon its receipt of a Company Conversion Notice, the holder shall surrender the shares of Preferred Stock held by it and subject to such Company Conversion Notice at the office of the Company or the Transfer Agent for the Preferred Stock or Common Stock. The Company shall, upon conversion of the Preferred Stock subject to such Company Conversion Notice deliver or cause to be delivered to the appropriate tendering holder, a replacement certificate representing shares of Preferred Stock tendered but not converted in response to the Company Conversion Notice. Each of a Holder Conversion Notice and a Company Conversion Notice is sometimes referred to herein as a "Conversion Notice," and each of a "Holder Conversion Date" and a
                -----------------                  ----------------------
"Company Conversion Date" is sometimes referred to herein as a "Conversion
 -----------------------                                        ----------
Date."
----

          (c) Not later than three (3) Trading Days after the Conversion Date, the Company will cause the Transfer Agent to deliver to the holder (i) a certificate or certificates, representing the number of shares of Common Stock being acquired upon the conversion of Preferred Stock (subject to reduction pursuant to Section 5(a)(ii) and (iii)), (ii) a certificate representing the shares of Preferred Stock tendered in connection with a conversion hereunder but not converted; (iii) a bank check in the amount of all accrued and unpaid dividends in respect of the shares of Preferred Stock tendered for conversion (if the Company has elected (or is required pursuant to the terms hereof) to pay accrued interest in cash) and (iv) if the Company has elected (and is permitted pursuant to the terms hereof) to pay accrued dividends in shares of Common Stock, certificates representing such number of shares of Common Stock as equals such dividends divided by the average Per Share Market Value for the five (5) Trading Days immediately preceding the Conversion Date. Any certificates representing shares of Common Stock to be delivered upon a conversion hereunder shall be free of restrictive legends and trading restrictions, except those specified in Section 4.1(b) of the Purchase Agreement. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any Preferred Stock and the counting of Trading Days for purposes of any consequences under this Section for a failure to deliver such certificates under this Section shall not begin until certificates representing the shares of Preferred Stock to be converted are either delivered for conversion to the Transfer Agent for the Common Stock, or until the holder notifies the Company that such shares of Preferred Stock have been lost, stolen or destroyed and provides a bond reasonably satisfactory to the Company (or other adequate security reasonably acceptable to the Company) to indemnify the Company from any loss incurred by it in connection therewith, provided, however, that, if the
                                             --------  -------
Company or the Transfer Agent receives the original shares of Preferred Stock being converted on or prior to the time specified for the delivery of such shares of Common Stock or on or prior to the time at which liquidated damages begin to accrue, the date of the Holder Conversion Notice shall be deemed to be the date of delivery of such original shares of Preferred Stock. The Company shall, upon request of the holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If such certificate or certificates are not delivered by the date required under this Section, the holder shall be entitled by written notice to the Company and the Transfer Agent at any time on or before its receipt of such certificate or certificates, to rescind such conversion, in which event the Company shall immediately instruct the Transfer Agent to return the certificates representing shares of Preferred Stock subject to such conversion that were tendered for conversion. The Company shall pay to the converting holder as liquidated damages and not as penalty, $3,000 for each day that the Company fails to deliver such certificate or certificates pursuant to this Section commencing the fifth (5th) Trading Day after the applicable Conversion Date. In addition, if the Company fails to deliver to the holder such certificate or certificates pursuant to this Section prior to the 15th day after the Conversion Date, the Company shall, at the Holder's option, (i) redeem the shares of Preferred Stock then held by such holder, as requested by such holder, at the redemption price contemplated below, and (ii) pay all accrued but unpaid dividends on account of the Preferred Stock for which the Company shall have failed to issue Common Stock certificates hereunder, in cash. The redemption price shall be equal to the product of (A) the average Per Share Market Value for the five (5) Trading Days immediately preceding (1) the Conversion Date or (2) the date of payment in full by the Company of such redemption price, whichever is greater, and (B) the Conversion Ratio calculated on the Conversion Date. If the holder has requested that the Company redeem shares of Preferred Stock pursuant to this Section and the Company fails for any reason to pay the redemption price under (2) above within seven days after such notice, the Company will pay interest on such redemption price at a rate of 15% per annum, in cash to such Holder, accruing from such seventh day until such redemption price and any accrued but unpaid interest thereon is paid in full.

          (d) (i) The conversion price for each share of Preferred Stock (the "Conversion Price") in effect on any Conversion Date shall be the lowest of (a)
-----------------
the average Per Share Market Value for the five (5) Trading Days immediately preceding the Original Issue Date (the "Initial Conversion Price"), (b) the
                                        ------------------------
average of the lowest Per Share Market Values for any five (5) consecutive Trading Days during the sixty (60) Trading Days immediately following the Original Issue Date or (c) 82.5% of the average Per Share Market Value for the five (5) Trading Days immediately preceding the Conversion Date; provided that, if (1) an Underlying Securities Registration Statement is not filed with the Securities and Exchange Commission (the "Commission") on or prior to March 24, 1997, or (2) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the

Securities Exchange Act of 1934, as amended, within five (5) days of the date that the Company is notified by the Commission that an Underlying Securities Registration Statement will not be reviewed, or (3) if the Underlying Securities Registration Statement is not declared effective by the Commission on or prior to May 5, 1997, or (4) if such Underlying Securities Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective at any time prior to the expiration of the "Effectiveness Period" (as such term as defined in the Registration Rights Agreement), without being succeeded within 10 Business Days by a subsequent Underlying Securities Registration Statement filed with and declared effective by the Commission (any such failure being referred to as an "Event," and for purposes of clauses (1)
                                      -----
and (2) the date on which such Event occurs, or for purposes of clause (3) the date on which such five (5) day period is exceeded, or for purposes of clause (4) the date which such 10 Business Day-period is exceeded being referred to as "Event Date"), the Initial Conversion Price (as adjusted) and the discount comprising the Conversion Price (if the Conversion Price is not the Initial Conversion Price) shall be decreased by 1% each month (i.e., 81 1/2% as of the Event Date and 80 1/2% as of the one month anniversary of the Event Date) until such time as the applicable Event is cured. If such Event is not cured by the third month anniversary of the Event Date, commencing such third month anniversary the Initial Conversion Price (as adjusted) and the discount comprising the Conversion Price (if the Conversion Price is not the Initial Conversion Price) shall be decreased each month by .5% (i.e., 80% as of the third anniversary of the Event Date and 79 1/2% as of the fourth month anniversary of the Event Date) and the Company shall pay to each holder in cash, as liquidated damages and not a penalty, .5% of the aggregate stated value of the Preferred Stock then held by such holder on each monthly anniversary of the Event Date, until such time as the applicable Event is cured. If such Event is not cured by the fifth month anniversary of the Event Date, the Company shall pay to each holder in cash, as liquidated damages and not a penalty, 1% of the aggregate stated value of the Preferred Stock then held by such holder until such time as the applicable Event is cured. The adjustments contained in this Section are intended to be cumulative and any decrease in the Conversion Price, pursuant to the terms of this Section, shall be permanent. The provisions of this Section are not exclusive and shall in no way limit the Company's obligations under the Registration Rights Agreement.

                (ii) If the Company, at any time while any shares of Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of Common Stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, or (c) combine outstanding shares of Common Stock into a smaller number of shares, the Initial Conversion Price (as adjusted, if applicable) shall be designated in Section 5(d)(i) multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                (iii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date in the immediately following sentence, the Initial Conversion Price designated in Section 5(d)(i) (as adjusted if applicable) shall be multiplied by a fraction, the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any, but including warrants or options that would be included for purposes of determining earnings per share in accordance with generally accepted accounting principles) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any, but including warrants or options that would be included for purposes of determining earnings per share in accordance with generally accepted accounting principles) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Initial Conversion Price pursuant to this
Section 5(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Initial Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Initial Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Initial Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                (iv) If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii) and (iii) above), then in each such case the Initial Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction the denominator of which shall be the Per Share Market Value of Common Stock determined as of such record date, and the numerator of which shall be such Per Share Market Value on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a
                                      --------  -------
distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in
                                                       ---------
good faith by the holders of a majority in interest of the shares of Preferred Stock then outstanding; and provided, further, that the Company, after receipt
                            --------  -------
of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the holders of Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                (v) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                (vi) Whenever the Initial Conversion Price is adjusted pursuant to Section 5(c)(ii),(iii) or (iv), the Company shall instruct the Transfer Agent to promptly mail to each holder of Preferred Stock, a notice setting forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                (vii) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person pursuant to which the Company will not be the surviving entity, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of the Preferred Stock then outstanding shall have the right thereafter to, at their option, (A) convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled or (B) require the Company to redeem, from funds legally available therefor at the time of such redemption, its shares of Preferred Stock at a price per share equal to the product of (i) the average Per Share Market Value for the five (5) Trading Days immediately preceding (1) the effective date or the date of the closing of such transaction, as the case may be, of the reclassification, consolidation, merger, sale, transfer or share exchange the triggering such redemption right or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and (ii) the Conversion Ratio calculated on the date of the closing of the reclassification, consolidation, merger, sale, transfer or share exchange, as the case may be, triggering such redemption right. The entire redemption price shall be paid in cash, and the terms of payment of such redemption price shall be subject to the provisions set forth in Section 6(c). The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder of Preferred Stock the right to receive the securities, cash or property set forth in this
Section 5(c)(vii) upon any conversion or redemption following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges. Notwithstanding the foregoing, if upon the effectiveness of any business combination to which the Company is a party and from which the Company is not the surviving entity, if (i) the holders of the Common Stock immediately prior to the effectiveness of such business combination beneficially own (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), in the aggregate, 66-2/3% or more of the voting power of such surviving entity and (ii) no Person or group (as described in Rule 13d-5(d) promulgated under the Exchange
Act) who was not a holder of the Common Stock immediately prior to such business combination beneficially owns in excess of 16-2/3% of the voting power of such surviving entity, then the holders of the Preferred Stock shall only be entitled to elect the conversion set forth in (A) above.

                    (viii) If:

                           A. the Company shall declare a dividend (or any other
                              distribution) on its Common Stock (other than a subdivision of the outstanding shares of Common Stock); or

                           B. the Company shall declare a special nonrecurring
                              cash dividend on or authorize a repurchase or redemption of more than 10,000 shares of its then outstanding Common Stock, other than a repurchase or redemption of the Common Stock of an employee upon termination of employment with the Company for any reason; or

                          C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                           D. the approval of any stockholders of the Company
                              shall be required in connection with any reclassification of the Common Stock (other than a subdivision or combination of then outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                           E. the Company shall authorize the voluntary or
                              involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the holders of Preferred Stock at their last addresses as shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any
               --------  -------
defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

          (e) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock and payment of dividends on Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Preferred Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding shares of Preferred Stock and payment of dividends hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

          (f) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not to, or is unable to, make such a cash payment, the holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

          (g) The issuance of certificates for shares of Common Stock on conversion of Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Preferred Stock so converted.

          (h) Shares of Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of undesignated preferred stock.

          (i) Any and all notices or other communications or deliveries to be provided by a holder of Preferred Stock hereunder, including, without limitation, any Holder Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number or address of the principal place of business of the Company, and if applicable to the Transfer Agent, at the address set forth on the Book Entry Transfer Agent Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the holder of Preferred Stock at the facsimile telephone number or address of such holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement prior to 4:30 p.m. (Eastern Standard Time) on a Trading Day, (ii) the Trading Day after the date of transmission, if delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 4:30 p.m. (Eastern Standard Time) on any date and earlier than 11:59 p.m. (Eastern Standard Time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

          Section 6.  Redemptions.
                      -----------

          (a)(i) The Company shall have the right, exercisable at any time upon 20 Trading Days notice to the holders of the Preferred Stock (the "Optional
                                                                   --------
Redemption Notice"), to redeem, from funds legally available therefor at the
-----------------
time of such redemption, all or any portion of the shares of Preferred Stock which have not been previously converted or redeemed at a price per share (the "Optional Redemption Price") equal to the product of (i) the average Per Share
 -------------------------
Market Value for the five Trading Days immediately preceding (1) the 20th Trading Day after the date of the Optional Redemption Notice or (2) the date of payment in full by the Company of the Optional Redemption Price, whichever is greater, and (ii) the Conversion Ratio calculated on the 20th Trading Day after the Optional Redemption Notice. The entire Optional Redemption Price shall be paid in cash.

             (ii) The holders of Preferred Stock shall have the right to continue to convert shares of Preferred Stock hereunder (and the Company shall honor such conversions) at any time from the date of the Optional Redemption Notice through the 15th Trading Day thereafter.

             (iii) On the 16th Trading Day after the date of the Optional Redemption Notice, each holder of Preferred Stock shall deliver to the Transfer Agent the shares of Preferred Stock owned by it and subject to the Optional Redemption Notice that have not been previously tendered for conversion and the Company shall deliver to the Transfer Agent in escrow for the benefit of each such holder a sum (the "Escrowed Amount") equal to the product of (i) the
                        ---------------
average Per Share Market Value for the five (5) Trading Days immediately preceding the 15th Trading Day after the date of the Optional Redemption Notice and (ii) the Conversion Ratio calculated on the 15th Trading Day after the Optional Redemption Notice, multiplied by the number of shares of Preferred Stock tendered by or on behalf of such holder for redemption in accordance with the provisions hereof.

             (iv) On the 20th Trading Day after the date of the Optional Redemption Notice the Transfer Agent shall pay to the each holder the Escrowed Amount applicable to the shares of Preferred Stock which were tendered by or on behalf such holder for redemption in accordance with the provisions hereof and the Company shall pay to such holder the Optional Redemption Price multiplied by the number of shares of Preferred Stock subject to the redemption provisions hereof, minus the Escrowed Amount.

         (b) On the third year anniversary of the Original Issue Date (the "Mandatory Redemption Date"), the Company shall redeem, from funds legally
--------------------------
available therefor at the time of such redemption, all shares of Preferred Stock which have not previously been converted or redeemed at a price per share (the "Mandatory Redemption Price") equal to the product of (i) the average Per Share
---------------------------
Market Value for the five (5) Trading Days immediately preceding (1) the Mandatory Redemption Date or (2) the date of payment in full by the Company of the Mandatory

Redemption Price, whichever is greater, and (ii) the Conversion Ratio calculated on the Mandatory Redemption Date. The entire Mandatory Redemption Price shall be paid in cash.

          (c) If the Optional Redemption Price shall not be paid in full within three Trading Days of the 20th Trading Day after the date of the Optional Redemption Notice, or the Mandatory Redemption Price shall not be paid in full within three Trading Days of the Mandatory Redemption Date, the Company shall pay as liquidated damages and not as a penalty the sum of $7,500 per day in cash until the Optional Redemption Price or Mandatory Redemption Price, as the case may be, together with all such liquidated damages, is paid in full. In addition, if the Company shall have failed to pay any portion of the Optional Redemption Price or Mandatory Redemption Price, as the case may be, within the applicable three Trading Day period set forth above, then any holder of Preferred Stock that was subject to such redemption may demand that the Company
(i) convert all or any portion of the shares of its Preferred Stock for which the Optional Redemption Price or Mandatory Redemption Price, as the case may be, shall not have been paid (the "Unpaid Portion") at a Conversion Price calculated
                               --------------
as at the date of the Optional Redemption Notice (in the case of optional redemptions) or the Mandatory Redemption Date (in the case of a mandatory redemption), as the case may be, or the date of such conversion, whichever is lower, or (ii) promptly issue to such holder new certificates representing shares of Preferred Stock in a number equal to the Unpaid Portion.

          (b) Notwithstanding anything to the contrary contained herein, the Company may not deliver an Optional Redemption Notice and may not pay the Mandatory Redemption Price unless it has received (and furnished to the each holder evidence thereof reasonably satisfactory to it of) prior written consent of BNY to pay the redemption amounts contemplated by this Section free from the subordination provisions of Section 8 hereof.

          Section 7.  Definitions.  For the purposes hereof, the following terms
                      -----------
shall have the following meanings:

          "BNY" means BNY Financial Corporation, 1290 Avenue of the Americas,
           ---
New York, New York 10104.

          "BNY Bank Obligations" means the borrowings and interest due thereon
           --------------------
(including, without limitation, any interest accruing after the commencement of any case, proceeding or other action relating to the liquidation, dissolution, assignment for the benefit of creditors, receivership, arrangement, bankruptcy, insolvency or reorganization of the Company regardless of whether such interest is allowable, payable or accruable to BNY in such case, proceeding or other action) under the Receivables Agreement, as the same may from time to time be amended, supplemented, otherwise modified, replaced or refinanced.

          "Business Day" means any day of the year on which commercial banks are
           ------------
not required or authorized to be closed in New York City.

          "Common Stock" means shares now or hereafter authorized of the class
           ------------
of Common Stock, par value $.001 per share, of the Company, stock of any other class into which such shares may hereafter be reclassified or changed and any other equity securities of the Company hereafter designated as Common Stock.

          "Conversion Ratio" means, at any time, the quotient obtained by
           ----------------
dividing the Stated Value plus accrued but unpaid dividends, but only to the extent not paid in shares of Common Stock pursuant to the terms hereof, by the Conversion Price at such time.

          "Debentures"  means the 5% Convertible Debentures delivered by the
           ----------
Company pursuant to the Purchase Agreement.

          "Junior Securities" means the Common Stock and all other equity
           -----------------
securities of the Company.

          "Original Issue Date" shall mean the date of the first issuance of any
           -------------------
shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

          "Per Share Market Value" means on any particular date (a) the closing
           ----------------------
bid price per share of the Common Stock on such date on the Nasdaq National Market or other stock exchange on which the Common Stock is then listed, as reported on Bloomberg, L.P. or if there is no such bid price on such date, then the last closing bid price on such exchange on the date nearest preceding such date, as reported on Bloomberg, L.P., or (b) if the Common Stock is not listed on the Nasdaq National Market or any stock exchange, the closing bid price for a share of Common Stock in the Nasdaq SmallCap Market, as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices), or (c) if the Common Stock is no longer reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period as determined by the Holder, or (d) if the Common Stock is no longer publicly traded, the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the holders of a majority of principal amount of outstanding Debentures; provided, however, that the Company, after
                                  --------  -------
receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

          "Person" means an individual or a corporation, partnership, trust,
           ------
incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Purchase Agreement" means the Convertible Debenture Purchase
           ------------------
Agreement, dated as of January 28, 1997, between the Company and the original holders of the Preferred

Stock, as superseded by the Amended and Restated Convertible Debenture and Convertible Preferred Stock Purchase Agreement, dated as of March 18, 1997.

          "Receivables Agreement" means the Accounts Receivable Management and
           ---------------------
Security Agreement, dated as of July 31, 1995, among the Company and BNY.

          "Trading Day" means (a) a day on which the Common Stock is traded on
           -----------
the Nasdaq National Market or Nasdaq SmallCap Market or principal national securities exchange or market on which the Common Stock has been listed or quoted, or (b) if the Common Stock is not listed or quoted on the Nasdaq National Market or Nasdaq SmallCap Market or any principal national securities exchange or market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the Nasdaq Stock Market, or (c) if the Common Stock is not listed on the American Stock Exchange, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

          "Underlying Shares" means the number of shares of Common Stock into
           -----------------
which the Shares are convertible in accordance with the terms hereof and the Purchase Agreement.

          Section 8.  Subordination.
                      -------------

          (a) The Preferred Stock is subordinated to full payment of all of the Company's obligations under the BNY Bank Obligations. Except to the extent otherwise specifically set forth in this Section, until such time as all BNY Bank Obligations are indefeasibly paid to BNY, the Company shall not, directly or indirectly, make any cash or other payment (except for the issuance and delivery of shares of Common Stock in respect of conversions or payments of dividends hereunder) that is due and owing on account of the Preferred Stock. Cash payments contemplated by Sections 5(a)(ii), 5(c) and 5(d) hereof, to the extent such payments do not exceed, in the aggregate, $500,000, may be made by the Company to (and retained by) the holders of Preferred Stock as long as (i) at the time any such payment is due under such Sections, the Bank has not given notice to the Company of acceleration of the Company's obligations under the Receivables Agreement or (ii) the making of such payment shall not cause (as determined at the time such payment shall become due to the holders) the Company to exceed the borrowing limitations set forth in Section 2 of the Receivables Agreement, or cause an "Event of Default" (as defined under the Receivables Agreement) under Section 18(a) of the Receivables Agreement. Cash payments contemplated by Sections 5(a)(ii), 5(c) or 5(d) hereof, to the extent that such payments, in the aggregate, exceed $500,000, may be made by the Company to (and retained by) the holders of the Preferred Stock as long as (i) at the time any such payment is due under such Sections, the Bank has not given notice to the Company of acceleration of the Company's obligations under the Receivables

Agreement, or (ii) at the time such payment becomes due the Company shall not be in default of Sections 12(n), 12(o), 12(p), 12(q), 18(a), 18(i) or 18(j) of the Receivables Agreement, or (iii) the making of such payment shall not cause (as determined at the time such payment shall become due to the holders) an Event of Default under such Receivables Agreement sections set forth in (ii) immediately above or cause the Company to exceed the borrowing limitations set forth in Section 2 of the Receivables Agreement. The subordination provided hereunder shall in no way limit the ability of the holders of the Preferred Stock to convert Debentures into shares of Common Stock and to receive payment of dividends hereunder in shares of Common Stock, including after such time as any Event of Default shall be declared under the Convertible Debentures.

          (b) Should any payment, other than payments contemplated in Section 8(a) above, be received by the a holder of the Preferred Stock, such payment shall be held in trust by such holder for the benefit of BNY and shall be delivered forthwith to BNY for application to BNY Bank Obligations, in the form received with any necessary endorsement or assignment.

          RESOLVED FURTHER, that the Chief Executive Officer and Secretary of the Company be, and they hereby are, authorized and directed to prepare, execute, verify, and file with the Secretary of State of Delaware, a Certificate of Designation in accordance with these resolutions and as required by law.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                            SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, YES! Entertainment Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Donald D. Kingsborough, its Chief Executive Officer, and attested by Bruce Bower, its Secretary, this 18th day of March, 1997.


                              YES! ENTERTAINMENT CORPORATION



                              By:        /s/ Donald D. Kingsborough
                                 ------------------------------------------
                                 Name:   Donald D. Kingsborough
                                 Title:  Chief Executive Officer


Attest:


By: /s/ Bruce D. Bower
   ----------------------------------------------------
   Name:  Bruce D. Bower
   Title: Executive Vice President,
          General Counsel and Secretary

                                   EXHIBIT A

                             NOTICE OF CONVERSION
                           AT THE ELECTION OF HOLDER


(To be Executed by the Registration Holder in order to Convert shares of Preferred Stock)

The undersigned hereby irrevocably elects to convert the number of shares of Series A Convertible Preferred Stock indicated below, into shares of Common Stock, par value $.001 per share (the "Common Stock"), of YES! Entertainment Corporation (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                         ______________________________________________________
                         Date to Effect Conversion

                         ______________________________________________________
                         Number of shares of Preferred Stock to be Converted

                         ______________________________________________________
                         Number of shares of Common Stock to be Issued

                         ______________________________________________________
                         Applicable Conversion Price

                         ______________________________________________________
                         Signature

                         ______________________________________________________
                         Name:

                         ______________________________________________________
                         Address:



The Company undertakes to promptly upon its receipt of this conversion notice (and, in any case prior to the time it effects the conversion requested hereby), notify the converting holder by facsimile of the number of shares of Common Stock outstanding on such date and the number of shares of Common Stock which would be issuable to the holder if the conversion requested in this conversion notice were effected in full, whereupon, if the Company determines that such conversion would result in it owning in excess of 4.9% of the outstanding shares of Common Stock on such date, the Company shall convert up to an amount equal to 4.9% of the outstanding shares of Common Stock and issue to the holder one or more certificates representing shares of Preferred Stock which have not been converted as a result of this provision.

                                   EXHIBIT B

                         YES! ENTERTAINMENT CORPORATION

                             NOTICE OF CONVERSION
                        AT THE ELECTION OF THE COMPANY



The undersigned in the name and on behalf of YES! Entertainment Corporation (the "Company") hereby notifies the addressee hereof that the Company hereby elects to exercise its right to force the conversion of the shares of Series A Convertible Preferred Stock indicated below, into shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company according to the conditions hereof, as of the date written below. No fee will be charged to the holder for any conversion hereunder, except for such transfer taxes, if any, which may be incurred by the Company if shares are to be issued in the name of a person other than the person to whom this notice is addressed.

Conversion calculations:

                         ______________________________________________________
                         Date to Effect Conversion

                         ______________________________________________________
                         Number of shares of Preferred Stock to be Converted

                         ______________________________________________________
                         Number of shares of Common Stock to be Issued

                         ______________________________________________________
                         Number of shares of outstanding at the close of trading on Conversion Date

                         ______________________________________________________
                         Applicable Conversion Price

                         ______________________________________________________
                         Signature

                         ______________________________________________________
                         Name:

                         ______________________________________________________
                         Address: